Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARABANES-OXLEY ACT OF 2002

In connection with the Quarterly report of Coventure International Inc. (the “Company”) on Form 10-QSB for the nine months ended April 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Hromyk, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: June 18, 2004	By:	/s/JOHN HROMYK

John Hromyk
Chief Executive Officer and
Chief Financial Officer